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                          PERSONAL EMPLOYMENT AGREEMENT


THIS PERSONAL EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of the __ day of ____ 2002, by and between ClickSoftware Technologies Ltd., a company formed and existing under the laws of the State of Israel, of 34 Habarzel St. Tel-Aviv_ (the "COMPANY"), and Mr. Shmuel Arvatz residing at 47 Herzel St. Raanana Israel_ (the "EMPLOYEE").

WHEREAS the Company wishes to employ the Employee and Employee wishes to be employed by the Company in accordance with the terms and conditions set forth in this Agreement.
NOW, THEREFORE, it is agreed as follows:

EMPLOYMENT
1.1. The Company shall employ the Employee and the Employee accepts employment beginning on October 20, 2002 (the "EFFECTIVE DATE") on the terms and conditions set forth herein. From the Effective Date and thereafter, the Employee shall serve as the Executive Vice President and Chief Financial Officer of the Company reporting to the Company's Chief Executive Officer and its Audit Committee, and shall perform such duties, undertake such responsibilities and exercise such authority as are normally commensurate with such positions.
1.2. The Employee undertakes to devote his full business time, attention, skill, and effort exclusively to the performance of his duties in the Company and undertakes not to engage, whether as an employee or otherwise, in any business or commercial activities, whether or not for compensation, during his employment, without the prior written consent of the Company, provided however, that Employee may be involved in passive private investments activities and in after work hours activities in charitable, cultural or professional organizations.
1.3. This Agreement is a personal agreement, and the position the Employee is to hold within the Company is a management position which requires a special measure of personal trust, as such terms are defined in the Working Hours and Rest Law 5711 - 1951, as amended (the "LAW"). In light of this relationship of trust, the provisions of the Law, or any other similar law which may apply, will not apply to the performance by the Employee of his duties hereunder. Thus, the Employee

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      may be required, from time to time and according to the work load demanded of him, to work beyond the regular working hours and the Employee shall not be entitled to any further compensation other than as specified in this Agreement.
SALARY, BONUSES AND OPTIONS
1.4. In consideration for the Employee's services hereunder, the Company will pay to the Employee during the term of this Agreement, a monthly salary in the amount of NIS 40,000 (hereinafter referred to as the "SALARY") payable no later than the ninth day of the month following the month for which the salary is paid.
1.5. The Employee mayl be eligible to receive a bonus (the "Bonus") for each full fiscal year of employment, subject to the approval of the Board of Directors or such committee of the Board nominated by the Board.
1.6. Employee shall be granted options to purchase 260,000 ordinary shares, par value NIS 0.01 per share of the Company (the "Options"), at an exercise price per share which is equal to the fair market value of the shares on the date of grant. 1/4 of the Options shall vest and become exercisable on the first anniversary of the Effective Date, and 1/48 of the Options shall vest and become exercisable at the expiration of each subsequent month thereafter so that all Options shall be vested and exercisable at the end of four years. The Options shall otherwise be subject to all the terms and conditions of the Company's stock option plan. Notwithstanding anything in this Agreement or in any other agreement between the parties hereto to the contrary, in case of Change in Control (as defined in Section 2.7) 50% of all of the options to purchase shares of the Company then held by the Employee, that have not already vested under their original vesting schedule, shall become vested and exercisable upon such Change in Control and all remaining options to purchase shares of the Company then held by the Employee that have not already vested under their original vesting schedule, shall continue to vest in accordance with their original vesting schedule and, without limitation, shall become vested and exercisable upon the earlier of (a) six months after the Change of Control, or (b) termination of this Agreement by the Company without Cause, or (c) termination of this Agreement by the Employee due to an adverse change in Employee's scope of responsibility or compensation terms.
1.7. "CHANGE IN CONTROL" means: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the

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      "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.
EMPLOYEE BENEFITS AND BUSINESS EXPENSES
1.8. Employee shall be entitled to receive annual vacation time of 22 working days per year. Such vacation time may, at the Employee's option, be carried forward subject to the provisions of applicable law or redeemed in whole or in part based on the Employee's then current Salary.
1.9.  Employee shall be entitled to sick pay in accordance with applicable law.
1.10. The Company shall insure the Employee under a pension plan commonly known as `Manager's Insurance Scheme' (the "MANAGERS INSURANCE") chosen by the Employee with the Company's consent which may not be unreasonably withheld, as follows: (i) the Company shall pay an amount equal to 5% of the Employee's Salary towards the Managers Insurance for the Employee's benefit and shall deduct 5% from the

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      Employee's Salary and pay such amount towards the Managers Insurance for the Employee's benefit; (ii) the Company shall pay an amount equal to 81/3% of the Employee's Salary towards a fund for severance compensation; and (iii) the Company shall pay an amount of up to 21/2% of the Employee's Salary towards disability insurance.
1.11. The Company and the Employee shall open and maintain a continuing education fund (`Keren Hishtalmut') (the "FUND") as is common in Israel's labor market. The Company shall contribute to such Fund an amount equal to 71/2% of each monthly Salary payment, and the Employee shall contribute to such Fund an amount equal to 21/2% of each monthly Salary payment.
1.12. The Managers Insurance and the Fund (together with all amounts contributed by the Company) shall be transferred to the Employee in full, upon any termination of the Employee's employment under any circumstances, except that upon termination for "Cause", Employee shall not be entitled to receive any amounts contributed by the Company to the Managers Insurance with respect to severance.
1.13. The Company shall provide the Employee with the full-time use of a car (7 seat Minivan of a type mutually agreed between the parties). The Company shall bear all of the fixed and variable maintenance and other costs, including but not limited to licenses, insurance, gas and repairs, except for fines in respect of traffic offenses. The Company will gross up the tax benefit related to the use of the Company car.
1.14. The Company will reimburse Employee for all reasonable business expenses actually incurred by Employee in performing his duties hereunder or otherwise promoting the business of the Company, upon presentation by Employee, from time to time, of an itemized account of such expenses substantiated by appropriate receipts.
1.15. The Company shall withhold or charge the Employee with all taxes and other compulsory payments as required under law in respect of, or resulting from, the compensation paid to or received by him and in respect of all the benefits that the Employee is or may be entitled to.
1.16. The Company shall provide Employee with a cellular phone and shall bear all the expenses with respect thereto.
1.17. The Company shall enter into an indemnification agreement with Employee in a customary form and shall

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      procure D&O insurance for the Employee to the extent provided for the
      Company's directors and its CEO.
TERMINATION
1.18. This Agreement shall commence on the Effective Date and continue until terminated by the Company or the Employee pursuant to the provisions of this Section 4.
1.19. The Company may terminate this Agreement without advance notice for "Cause". Termination for "Cause" shall mean termination by the Company because of: (i) the Employee's conviction of a felony involving moral turpitude, or (ii) the Employee's material breach of Section 5 hereof or
      (iv) the embezzlement of funds of the Company by the Employee or (v) the Employee's engaging in willful misconduct which is intended to cause monetary or other material injury to the Company.
1.20. Either party may terminate this Agreement for any reason by providing three (3) months prior written notice thereof. In the event of termination of this Agreement by either party for any reason other than for "Cause" as defined in Section 4.2, then without limitation of the right to receive severance under the law and the right to receive all of the compensation provided in Sections 2 and 3 of this Agreement until the end of the notice period, the Employee shall continue to receive, subject to his compliance with his covenants under Section 5, all of the compensation provided in Sections 2 and 3 of this Agreement for an additional period of three (3) months after the end of the notice period and termination of the Agreement, and during such period Employee shall not be required to work for the Company.
1.21. Upon termination of this Agreement, for whatever reason, other than termination for Cause, the Employee shall be entitled to receive severance pay from the Company which will be the higher of (A) the severance amount due to Employee in accordance with applicable law or (B) a severance amount in an amount equivalent to 100% (one hundred percent) of the Employee's monthly Salary during the last month of employment; multiplied by the number of years, including parts of years, of his employment with the Company (including the notice period referred to in Section 4.3 above), in each of (A) and (B), less the amounts accumulated to the benefit of the Employee with the Managers Insurance pursuant to payments by the Company on account of severance pay.
COMPETITIVE ACTIVITY
1.22. During the term of this Agreement and for a period of twelve (12) months after termination of employment hereunder for any reason, the Employee shall not,

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      without the Company's consent, (i) be employed by, (ii) act as a director, agent, distributor of or consultant to, or (iii) own an interest in any person or entity or business division/unit the principal business of which is identical or similar to the Company's business; provided, however, that the foregoing shall not be deemed to prohibit the Employee from acquiring for investment purposes up to five percent (5%) of the securities of a company whose securities are traded on a recognized securities exchange or from owning or acquiring any such interest through investment or other funds or vehicles in which the Employee does not participate in any way in management or investment decisions.
1.23. The Employee undertakes during the term of this Agreement and for twelve
      (12) months after the termination of his employment, not to induce directly any employee of the Company to leave his employment therewith, and not to solicit directly from the clients of the Company any business directly in competition with the Company that involves activities in which the Company was engaged or had already planned to be engaged while the Employee was in the Company's employment.
1.24. The Employee acknowledges that given his access to information regarding the Company, the provisions of this Section 5 are reasonable and necessary to protect the Company's business. The provisions of this Section 5 shall survive the termination of this Agreement for the time periods set forth herein.
1.25. The Employee shall execute the Company's standard confidentiality agreement in the form of Exhibit B.
ASSIGNMENT
      Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by either party hereto, their beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.
NOTICE
      For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one business day after being sent by fax or five (5) business days after being sent by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement or last given by each party to the other.
MISCELLANEOUS
      No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or

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      provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement. The provisions of this Agreement shall be deemed several and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.
GOVERNING LAW AND ARBITRATION
      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable courts in Tel-Aviv. In the event of any controversy or dispute between the parties with respect to the content, effect or interpretation of this Agreement the parties shall attempt in good faith to amicably resolve any differences between them, provided that in any such attempt the party representing the Company shall be no less senior than the CEO of the Company. In the event that the parties are not able to resolve such controversy or dispute, then any such dispute or controversy shall be resolved by arbitration, initiated by either party and held in Tel Aviv, Israel, in the English language. If the parties are not able to agree on the identity of the arbitrator within 10 days after either party initiates the arbitration, then the arbitrator shall be determined by the Chairman of the Beaurue of Accountants in Israel. The arbitrator shall be bound by, and render its decision only on the basis of, substantive Israeli law, however he shall not be bound by the rules of procedure of Israeli law. Without limitation of the foregoing, each party shall be entitled to submit its arguments to the arbitrator. The arbitrator's decision shall be in writing and shall include the reasons for its conclusions.
ENTIRE AGREEMENT
      This Agreement constitutes the entire Employment Agreement between the parties hereto and supersedes all prior agreement, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.


CLICKSOFTWARE TECHNOLOGIES LTD.               EMPLOYEE:

By:
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     Moshe Ben Bassat, CEO

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